UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2014, Revance Therapeutics, Inc. entered into a First Amendment to Loan and Lease Agreement with Essex Capital Corporation, which amended the Loan and Lease Agreement entered into by and between Revance and Essex Capital on December 20, 2013.

Revance entered into the Loan and Lease Agreement to finance the construction and installation of its topical botulinum toxin commercial fill and finish line. Under the terms of the Loan and Lease Agreement, Essex Capital agreed to provide Revance a series of short-term notes totaling $10.8 million (the “Essex Notes”) during the construction period. The Loan and Lease Agreement required Essex Capital to purchase the commercial fill and finish line for a purchase price equal to the principal amount of the outstanding Essex Notes and to lease such equipment back to Revance for a 36 month lease term. The Loan and Lease Agreement also required that Revance repay the Essex Notes in full if acceptance and installation of the commercial fill and finish line and the sale-leaseback transaction were not executed prior to December 20, 2014, the one year anniversary of the Loan and Lease Agreement. Revance now anticipates completing the acceptance of the commercial fill and finish line and executing the sale-leaseback transaction during the first quarter of 2015.

The First Amendment to the Loan and Lease Agreement (i) requires Revance to repay the principal balance and all accrued interest on outstanding Essex Notes, or approximately $3.9 million, on December 20, 2014, (ii) extends the term of the agreement to March 16, 2015, and (iii) provides that Revance will sell the commercial fill and finish line to Essex Capital at the original invoice amounts, not to exceed approximately $9.7 million. Concurrent with this sale, Revance agreed to lease the commercial fill and finish line from Essex Capital under the original terms of the Loan and Lease Agreement at an annual interest rate of 10.375% for a 36 month lease term.

Also, pursuant to the Loan and Lease Agreement, Revance issued to Essex Capital a warrant to purchase up to 44,753 shares of Revance common stock at an exercise price of $14.40 per share.

The Loan Agreement was previously filed as Exhibit 10.21 to the Registration Statement on Form S-1 (No. 333-193154), as filed by Revance with the Securities and Exchange Commission on December 31, 2013, and is incorporated herein by reference. The foregoing summary of the First Amendment to the Loan and Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1	First Amendment to Loan and Lease Agreement, dated December 17, 2014, by and between Revance Therapeutics, Inc. and Essex Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	First Amendment to Loan and Lease Agreement, dated December 17, 2014, by and between Revance Therapeutics, Inc. and Essex Capital Corporation